Specialty Care Network, Inc. and Subsidiaries

Exhibit 11 - Computation of Per Share Earnings

                                                           For the              For the          For the             For the
                                                            Three                Three             Nine               Nine
                                                            Months              Months            Months             Months
                                                            Ended                Ended            Ended              Ended
                                                        September 30,        September 30,      September         September 30,
                                                             1998                1997            30, 1998             1997
                                                        -------------        -------------     -----------        -------------
Weighted average
   shares outstanding                                     18,415,301         16,572,817         18,117,349         14,860,463

Effect of dilutive securities:
   Employee stock options                                    192,444            336,562            371,673            430,155
                                                         -----------        -----------        -----------        -----------

Weighted average number of
   common shares and common
   share equivalents used in
   computation                                            18,607,745         16,909,379         18,489,022         15,290,618
                                                         ===========        ===========        ===========        ===========
Net income                                               $   567,710        $ 1,798,690        $ 4,068,315        $ 3,766,282
                                                         ===========        ===========        ===========        ===========
Net income per common share (basic)                      $      0.03        $      0.11        $      0.22        $      0.25
                                                         ===========        ===========        ===========        ===========
Net income per common share (diluted)                    $      0.03        $      0.11        $      0.22        $      0.25
                                                         ===========        ===========        ===========        ===========